US Nuclear Corp

www.usnuclearcorp.com

Confidential Presentation Materials

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Cautionary Note about Forward-Looking Statements and Safe Harbor Statement

The contents of this document are strictly confidential and are intended solely for the authorized use of the intended recipient. All contents of this document remain the proprietary intellectual property of US Nuclear Corp. and the receipt of this document does not confer any license or rights regarding the information provided herein, to the recipient.

This document is provided purely for information purposes, and is not an offer for the subscription for any securities. No express or implied representation or warranty is made as to the accuracy or completeness of the information contained in this document, including without limitation information concerning expected future operating results. This document may not be copied, distributed or reproduced in any way whatsoever.

This presentation contains "forward-looking statements" within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the refer to projections of our future financial performance, our anticipated growth and trends in our business, our goals, strategies, focus and plans, and other characterizations of future events or circumstances, including statements expressing general optimism about future operating results and the development of our products. The forward-looking statements in this document speak only as of the date hereof and caution should be taken not to place undue reliance on any such forward-looking statements. These projections and statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors.

Information regarding market and industry statistics contained in this document is included based on information available to us which we believe is accurate. We have not reviewed or included data from all available sources, and cannot assure stockholders or potential stockholders of the accuracy or completeness of the data included in this document. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of our products and services.

Our Vision & Mission

US Nuclear Corp is a publicly-reporting holding company whose principal business is producing precision radiation detection equipment and instruments through two operating subsidiaries, Overhoff Technology Corp and Optron Scientific Company Inc dba Technical Associates. In October 2013, Optron Scientific Company Inc completed a reverse merger with US Nuclear Corp f/k/a APEX 3 Inc. to grow and seek opportunities within the $2 billion p.a. global market for nuclear radiation detection and monitoring instruments.

Our Vision: Create innovative radiation detection solutions for the nuclear energy and medicine industry

Our Mission: To provide end to end solutions of products and services globally and to deliver significant value to partners and shareholders

Business Focus

- We design, develop and manufacture a full suite of radiation detection devices for the nuclear energy and medical industries.
- Our products encompass key areas in nuclear energy safety and radiation detection.
- Radiation Detection
  - Hand-held devices to measure radiation, dosimeters
  - Air & Water monitors
  - Room and exit room monitors
  - X-Ray monitors
  - Cargo and Transportation monitors
  - Radioactive Explosives and Bomb detection
- US Nuclear Corp Medical Devices
  - Gamma Ray survey meter
  - Xenon Gas meter for lung function studies
  - Positron Air Monitors
- Radon Detection
  - Radon switch used to detect radon levels in buildings
- Tritium Detection Devices
  - Used for nuclear power reactors and a key safety instrument to measure tritium in air and water

Our Products


TBM-3S






TRITIUM MONITOR











Our Team

Our senior managers are dedicated with decades worth of experience in the radiation detection industry as well as Fortune 500 public company experience.



Robert I. Goldstein
Chairman of the Board of Directors, Chief Executive Officer
Bob entered the radiation detection industry in 1972 for Technical Associates. He has also worked closely with and continues ongoing joint development programs with Los Alamos National Lab and Jefferson National Lab. Bob graduated from MIT with a BS in Physics and an MS in Mechanical Engineering from Stanford University.



Darian B. Andersen
Chief Financial Officer, Secretary
Darian began his legal career in 1969 as a law clerk to the Chief Justice of the Navajo Indian Tribe in Arizona. He became a staff attorney for Ryder System, Inc. a Fortune 500 truck leasing company based in Miami, Florida. He has been employed at Crouse-Hinds Company, which became a subsidiary of Cooper Industries, Wilson Foods Corporation, and Foodbrands America, a Fortune 500 company and publicly traded on NYSE from October 1991 to June 1995. Darian's undergraduate work was at Brigham Young University in Provo, Utah, where he studied English and Accounting, and holds a JD from the University of Utah, College of Law, in Salt Lake City, Utah.



Dell Williamson
Vice President, Overhoff Technology Corp
Dell began his career at Overhoff Technology Corporation in 1982. His duties include engineering and calibration as well as managing production. Dell graduated from Cincinnati Technical College with a degree in electronics technology. He furthered his education and attended the University of Cincinnati where he majored in industrial management and mechanical engineering. Dell has become an expert in the use, design and construction of tritium measurement systems. Dell has previously worked for Young & Bertke Company and Husky Products where he held engineering positions.

Our Opportunity

- Nuclear Energy is a crucial part of the world's energy solution, providing 20% of America's electricity production, 11% of the world's electricity needs, and 21% of electricity in OECD countries. Electricity demand is increasing twice as fast as overall energy use and will rise by more than two-thirds from today to 2035.
- Carbon energy sources such as coal has serious green house implications and air, water pollution issues. Cities in China are under constant, heavy air pollution from coal burning plants as a result, creating major health issues.
- China has validated its Molten Salt Reactor (MSR) program and views it as a superior solution to alternative nuclear energy processes. We received an order in 2013 and seek to obtain additional orders for their MSR program and establish ourselves in China with the build out of their reactors.
- Asian economies are the fastest growing on the planet and energy demands are the highest. Nuclear energy is growing significantly in Asia, in particular, China, India and South Korea. With 119 nuclear plants in East and South East Asia, there are 49 more under construction and plans to build more than 100. China has 20 nuclear plants and 28 under construction and additional plans for more.
- The international civil nuclear marketplace is estimated at more than $500-$740 billion during the next decade and has the potential to generate more than $100 billion in U.S. exports (including medical radiation therapy)
- Existing nuclear power facilities are facing a new cycle of upgrading radiation safety and detection measures as well as new nuclear power facilities are required to spend millions in new equipment to measure radiation leaks and air/water monitoring
- The medical industry where radiation testing is frequently used is growing from $920 million to $1.2 billion by 2017, a CAGR (compound annual growth rate of over 6% in 3 years) The global radiation market for cancer treatment is growing as new products to indicate nuclear medicine and radiation therapy become widely used.

Market Size & Emerging Markets

- Market Opportunity: China's chronic widespread smog from coal burning is pushing the country to build emission free nuclear reactors



China Has Big Nuclear Energy Ambitions
Nuclear reactors under construction in 2013
China 28 27,790
Russia 9 7,273
India 7 4,824
South Korea 5 6,320
United States 3 3,399
UAE 2 2,690
Taiwan 2 2,600
Ukraine 2 1,900
Slovakia 2 880
Pakistan 2 630
0
10
20
30
Units
MWe (net)
statista
The Statistics Portal
@StatistaCharts
Source: World Nuclear Report

Our Solution

- We are a player in the billion dollar radiation safety equipment industry. As the world's energy demand outstrip supply, countries are relying on nuclear energy as a credible solution.
- Our tritium detection monitors are well known and have an established brand awareness for its high quality and recognized precision. Tritium is a constant threat at nuclear power plants and levels must be measured often. US Nuclear Corp offers a full suite of radiation detectors and monitors for both air and water, as well as software to monitor activity.
- Provide emerging nuclear energy countries with a compelling suite of radiation safety and detection products as an 'American' brand. The company believes that to a favorable measure of degree, its products being American plays a strong role in its competitiveness in Asia, in particular in China where American brands are trusted over domestic brands. China has the majority of their reactors on its eastern seaboard, each is within 100 miles of a population of more than 700 million people. Radiation safety will play a huge role in their plans.


Locations of nuclear power plants
Hongyanhe
Haiyang
Tianwan
Qinshan
Qinshan No.2
Qinshan No.3
Sanmen
Ningde
Fuqing
Daya Bay
Ling'ao
Lingdong
Taishan
Yangjiang
Fangchenggang
Changjiang
Operating
Under construction
Start of preliminary work approved by NDRC
Source: Ministry of Environmental Protection's Nuclear and Radiation Safety Center
Graphic: Chen Lei

Our Competition

- We compete against several large competitors, all of which have greater resources than our company. Canberra Industries, Landauer, Inc. (NYSE: LDR), Thermo Fisher Scientific, Inc., (NYSE: TMO) Mirion Technologies, Inc., Fluke Corporation, Ametek, Inc. (NYSE: AME), and Smiths Detection, among others. We compete with these companies largely on radiation detection products, except for our tritium product where we compete against a smaller group of companies.
- We compete primarily against Premium Analyse (France), Femto-Tech (Ohio), Tyne Engineering (Canada), Canberra Industries, Sartrex (Canada) with our tritium product line. While each of these respective companies have strong product offerings in the tritium space, purchasers of tritium equipment recognize our Overhoff Technology tritium product as being distinctly high quality, dependable, reliable, long-lasting and made with superior parts and components.
- The competitive landscape for radiation detection products is intense among the larger companies as many offer a wider scope of products and services than our company. They also rely on government contracts with Homeland Security and the Department of Defense and its various branches as our company does.
- Among the two distinct types of industry that purchase radiation detection equipment, the nuclear energy industry and the medical industry, we compete against our competition primarily in the nuclear energy industry. As we seek to grow our product offerings within the medical industry, we will encounter more competition within this space.
- There are also many smaller companies that we compete with within our space. While many of these companies offer only limited solutions to address radiation detection through narrow product lines, we still consider their presence to be of interest.

Our Strategy & Value Proposition

- To target China as our number one market for our radiation detection products.
  - The Chinese government has an aggressive plan to build out an unprecedented number of nuclear reactors that the West has not seen in decades. This new nuclear renaissance will provide radiation detection safety equipment suppliers with a strong revenue stream for years to come
  - We will seek to gain exposure through our existing distribution channels as well as create new relationships in China to secure sales for their nuclear energy safety needs. Our Overhoff brand has strong recognition and reputation for high quality and is frequently sent RFQ offers from our clients in China.
- Our business model is to seek increased sales in China and to create advanced radiation detection products for the nuclear energy and medical industries globally.
  - To develop new products to support our customers and increase sales through innovation with next generation releases
- We will seek out opportunities to acquire other companies with our stock as currency. Companies that are complementary to our business lines and are experiencing positive growth and financial strength. The following are metrics we may use but may also review other candidates on a case by case basis.
  - Companies growing at 15-20% per year
  - Companies that offer a strong defensible product line or portfolio that complements our lines
  - Companies with favorable gross margins
  - Companies that operate and address billion dollar markets

Cited Resources

- United States Energy Information Administration
  - http://www.eia.gov/nuclear/
- Nuclear Energy Institute
  - http://www.nei.org/
- United States Nuclear Regulatory Commission
  - http://www.nrc.gov/reactors/new-reactors/col/new-reactor-map.html
- IAEA | PRIS Power Reactor Information System
  - http://www.iaea.org/PRIS/WorldStatistics/UnderConstructionReactorsByCountry.aspx
- World Nuclear Association , February 2014
  - Chinese Nuclear Energy | China Nuclear Power
  - http://www.world-nuclear.org/info/Country-Profiles/Countries-A-F/China--Nuclear-Power/

US Nuclear Corp

Thank You

For additional questions please contact us or find us online
www.usnuclearcorp.com

Robert I. Goldstein, President & CEO

(818) 883 7043

Darian B. Andersen, Chief Financial Officer

(405) 234 0788